SCHEDULE 1

AVAILABLE SECURITIES

Fund Family	Fund Name
Thrivent Mutual Funds	Thrivent Aggressive Allocation Fund

Thrivent Mutual Funds	Thrivent Dynamic Allocation Fund

Thrivent Mutual Funds	Thrivent Conservative Allocation Fund

Thrivent Mutual Funds	Thrivent Global Stock Fund

Thrivent Mutual Funds	Thrivent Government Bond Fund

Thrivent Mutual Funds	Thrivent High Yield Fund

Thrivent Mutual Funds	Thrivent Income Fund

Thrivent Mutual Funds	Thrivent International Equity Fund

Thrivent Mutual Funds	Thrivent Large Cap Growth Fund

Thrivent Mutual Funds	Thrivent Large Cap Value Fund

Thrivent Mutual Funds	Thrivent Short-Term Bond Fund

Thrivent Mutual Funds	Thrivent Mid Cap Growth Fund

Thrivent Mutual Funds	Thrivent Mid Cap Stock Fund

Thrivent Mutual Funds	Thrivent Moderate Allocation Fund

Thrivent Mutual Funds	Thrivent Moderately Aggressive Allocation Fund

Thrivent Mutual Funds	Thrivent Moderately Conservative Allocation Fund

Thrivent Mutual Funds	Thrivent Multisector Bond Fund

Thrivent Mutual Funds	Thrivent Small Cap Growth Fund

Thrivent Mutual Funds	Thrivent Small Cap Stock Fund

Thrivent Series Fund, Inc.	Thrivent Aggressive Allocation Portfolio

Thrivent Series Fund, Inc.	Thrivent All Cap Portfolio

Thrivent Series Fund, Inc.	Thrivent Dynamic Allocation Portfolio

Thrivent Series Fund, Inc.	Thrivent Conservative Allocation Portfolio

Thrivent Series Fund, Inc.	Thrivent ESG Index Portfolio

Thrivent Series Fund, Inc.	Thrivent Emerging Markets Equity Portfolio

Thrivent Series Fund, Inc.	Thrivent Global Stock Portfolio

Thrivent Series Fund, Inc.	Thrivent Government Bond Portfolio

Thrivent Series Fund, Inc.	Thrivent Healthcare Portfolio

Thrivent Series Fund, Inc.	Thrivent High Yield Portfolio

Thrivent Series Fund, Inc.	Thrivent Income Portfolio

Fund Family	Fund Name
Thrivent Series Fund, Inc.	Thrivent International Equity Portfolio

Thrivent Series Fund, Inc.	Thrivent International Index Portfolio

Thrivent Series Fund, Inc.	Thrivent Large Cap Growth Portfolio

Thrivent Series Fund, Inc.	Thrivent Large Cap Index Portfolio

Thrivent Series Fund, Inc.	Thrivent Large Cap Value Portfolio

Thrivent Series Fund, Inc.	Thrivent Short-Term Bond Portfolio

Thrivent Series Fund, Inc.	Thrivent Mid Cap Growth Portfolio

Thrivent Series Fund, Inc.	Thrivent Mid Cap Index Portfolio

Thrivent Series Fund, Inc.	Thrivent Mid Cap Stock Portfolio

Thrivent Series Fund, Inc.	Thrivent Mid Cap Value Portfolio

Thrivent Series Fund, Inc.	Thrivent Moderate Allocation Portfolio

Thrivent Series Fund, Inc.	Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Series Fund, Inc.	Thrivent Moderately Conservative Allocation Portfolio

Thrivent Series Fund, Inc.	Thrivent Multisector Bond Portfolio

Thrivent Series Fund, Inc.	Thrivent Real Estate Securities Portfolio

Thrivent Series Fund, Inc.	Thrivent Small Cap Growth Portfolio

Thrivent Series Fund, Inc.	Thrivent Small Cap Index Portfolio

Thrivent Series Fund, Inc.	Thrivent Small Cap Stock Portfolio

Thrivent Core Funds	Thrivent Core Emerging Markets Debt Fund

Thrivent Core Funds	Thrivent Core Emerging Markets Equity Fund

Thrivent Core Funds	Thrivent Core International Equity Fund

Each registered investment company or series thereof set forth on Exhibit A, as amended, severally and not jointly

By	/s/ John D. Jackson
Name: John D. Jackson
Title: Secretary and Chief Legal Officer

GOLDMAN SACHS BANK USA

By	/s/ Christel Carroll
Name: Christel Carroll
Title: Vice President